C&D TECHNOLOGIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                FOR ALFRED WEBER

                              W I T N E S S E T H:

     WHEREAS, C&D TECHNOLOGIES, INC., intends to adopt a nonqualified supplemental executive retirement plan to provide supplemental retirement income to Alfred Weber who is considered part of a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and whose benefits under the Pension Plan and the Savings Plan have been restricted by federal law.

     NOW, THEREFORE, C&D TECHNOLOGIES, INC. adopts the C&D TECHNOLOGIES, INC. Supplemental Executive Retirement Plan for Alfred Weber, effective as of September 30, 1997, in order to provide supplemental retirement income to Alfred Weber whose benefits have been restricted under the Pension Plan and the Savings Plan.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company hereby adopts the Plan as follows:

1.   DEFINITIONS.  For purposes of this Plan, the following definitions apply:

     (a) "Actuarial Equivalent" means an amount equal in value on an actuarial basis, as determined by an actuary selected by the Committee, based upon the UP-84 mortality table (unisex) with no setback and an annual interest rate of 7 1/4%.

     (b) "Affiliate" means any company or other entity, presently or in the future existing, which is affiliated with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Cause" means (i) in the case where there is no employment or consulting agreement between the Company or an Affiliate and Executive, or where there is an employment or consulting agreement, but such agreement does not define cause (or words of like import), termination due to Executive's fraud, willful misconduct, gross negligence with respect to the Company or an Affiliate, or Executive's conviction of a felony; or (ii) in the case where there is an employment or consulting agreement between the Company or an Affiliate and Executive, termination that is or would be deemed to be for cause (or words of like import) as defined under such agreement. The Committee shall have sole discretion to determine whether Cause exists, and its determination shall be final, binding and conclusive.

     (e)      "CEO" means Alfred Weber.



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     (f) "Change of Control" means the  occurrence of any of the following:  (i)
any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of any such plan acting in his capacity as trustee), but including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company; (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder of the Company owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction) and no person is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange
Act) of at least thirty percent (30%) of the shares of the resulting entity as contemplated by subparagraph (i) above; or (iii) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually or by prior operation of this subparagraph (iii), unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated
under  the  Exchange  Act  or  any  successor  provision.   Notwithstanding  the
foregoing, no Change of Control of the Company shall be deemed to have occurred for purposes of this Plan by reason of any actions or events in which Executive participates in a capacity other than in his capacity as an executive of the Company.

     (g) "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means the Compensation Committee of the Board to which the Board has delegated its authority to administer this Plan on its behalf.


     (i) "Company" means C&D TECHNOLOGIES, INC. or any successor thereto.

     (j) "Disability" or "Disabled" means disability or disabled as defined in the Pension Plan.

     (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.



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     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m)      "Executive" means the CEO.

     (n) "Maximum Annual Benefit" means an amount calculated by subtracting from $150,000, indexed annually by 4% beginning September 30, 1998: (i) the annual accrued benefit as of the Qualifying Event (based on a monthly single life annuity) payable at age 66; (ii) one-half of Executive's Social Security Benefit as of the Qualifying Event; and (iii) the annual single life annuity payable at age 66 based on the Actuarial Equivalent of Executive's account under the Savings Plan as of the Qualifying Event solely attributable to matching contributions made by the Company.

     (o) "Pension Plan" means the C&D TECHNOLOGIES, INC. Pension Plan for Salaried Employees, as amended from time to time.

     (p) "Plan" means this C&D TECHNOLOGIES, INC. Supplemental Executive Retirement Plan, as amended from time to time.

     (q) "Qualifying Event" means the occurrence of the first of any of the following events while Executive is employed by the Company or an Affiliate: (i) retirement on or after attainment of age 66; (ii) early retirement before age 66 and after age 62; (iii) Disability; (iv) death; (v) a Change of Control; and
(vi) the expiration of the CEO's employment agreement.

     (r) "Savings Plan" means the C&D TECHNOLOGIES, INC. Savings Plan, which is the Code Section 401(k) Plan maintained by the Company, as amended from time to time.

     (s) "SERP Benefit" means the vested benefit payable under this Plan.

     (t) "Social Security Benefit" means the amount of Executive's social security benefit that would be payable upon the Executive's attainment of age 66, calculated by the Company's actuary in accordance with reasonable actuarial assumptions.

     (u) "Subsidiary" means a subsidiary corporation under Section 424(f) of the Code.

2.   COVENANT NOT TO COMPETE.

     (a) Except in the case of payment of the SERP Benefit to Executive upon a Change of Control, during the period for which the SERP Benefit is paid and during the period following Executive's termination of employment with the Board or an Affiliate, Executive shall not, without having first obtained the written consent of the Company, perform consulting or other services for, or have any position with (whether as director, officer, employee, consultant, agent or otherwise) or ownership interest in any business or organization which, in the sole opinion of the Board, is engaged in any activity which is in competition with the business then being conducted by the Company or any Affiliate. The term "ownership interest" as used in the


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preceding sentence includes a proprietorship,  partnership, joint venture, stock or other equity interest of five percent (5%) or more held of record or beneficially by Executive.

     (b) Except in the case of payment of the SERP Benefit to Executive upon a Change of Control, if Executive terminates his employment with the Company or an Affiliate and performs service for a competitor, as defined in paragraph 2(a) above, he shall forfeit all rights, privileges and claims hereunder and to any SERP Benefit and all rights of Executive, his spouse, his designees and his estate to any such SERP Benefit shall terminate and be forfeited (to the maximum extent permitted by law).

3.    ELIGIBILITY FOR AND CALCULATION OF SERP BENEFIT.

     (a) PAYMENT DATE. The Company shall pay the SERP Benefit to Executive (or, in the case of death prior to a Qualifying Event, to Executive's spouse) beginning on the first of the month following the date on which Executive has a Qualifying Event. Notwithstanding the foregoing, in the event that Executive shall have terminated employment with the Company or an Affiliate prior to a Qualifying Event but on or after the date Executive becomes fully vested under
Section 3(f) of the Plan, the Company shall pay the SERP Benefit to Executive (or, in the case of death prior to a Qualifying Event, to Executive's spouse) beginning on the first of the month following the earliest of the following events: (i) attainment of age 66; (ii) death; (iii) occurrence of a Change of Control; or (iv) the expiration of the CEO's employment agreement.

     (b) CALCULATION OF SERP BENEFIT. Except with respect to a Change of Control or the expiration of the CEO's employment agreement, Executive shall not accrue a SERP Benefit if the Qualifying Event occurs before Executive has completed seven and one-half (7.5) full and consecutive years of employment with the Company or an Affiliate. Except with respect to a Change of Control or the expiration of the CEO's employment agreement, if the Qualifying Event occurs on or after seven and one-half (7.5) full and consecutive years of employment with the Company or an Affiliate, the SERP Benefit shall be calculated by multiplying
(i) the Maximum Annual Benefit by (ii) the appropriate percentage from the following schedule:


      Years of Employment
   PRIOR TO QUALIFYING EVENT                PERCENTAGE BENEFIT
         less than 7.5                              0%
              7.5                                  50%
               8                                  53.3%
               9                                   60%
              10                                  66.7%
              11                                  73.3%
              12                                   80%


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              13                                  86.7%
              14                                  93.3%
           15 or more                              100%

     Notwithstanding anything herein to the contrary, if the Qualifying Event is a Change of Control or the expiration of the CEO's employment agreement, the SERP Benefit for Executive shall be calculated by multiplying (i) the Maximum Annual Benefit by (ii) 100%.

         EXAMPLE 1 - For Alfred Weber:

                       $150,000         (Assumed retirement in 1997)
                       - 35,000         Age 66 Pension Plan Benefit
                       - 15,000         1/2 Age 66 Social Security Benefit
                        - 5,000         Age 66 Savings Plan Benefit Annuity
                        -------
                       $ 95,000         Maximum Annual Benefit
                          X 100%        Percentage Benefit @ 15 years
                        -------
                       $ 95,000*        Annual Age 66 SERP Benefit


* To be adjusted on an Actuarial Equivalent basis for forms other than a single life annuity.


     (c) NORMAL FORM OF SERP BENEFIT. An Executive who is not married at the time of a Qualifying Event shall receive the SERP Benefit in the form of a single life annuity, providing for monthly benefits for the life of Executive, with payments ceasing upon Executive's death. Subject to Section 3(d) below, an Executive who is married at the time of a Qualifying Event shall receive the SERP Benefit in the form of a joint and fifty percent (50%) survivor annuity, which provides for benefits to be paid monthly to Executive for life, and if his spouse at the time of the Qualifying Event survives him, for the spouse's life or until the spouse remarries, whichever comes first, monthly payments in an amount equal to fifty percent (50%) of the monthly amount received by Executive while alive.

     (d) OPTIONAL FORM OF SERP BENEFIT FOR MARRIED EXECUTIVES. Except in the case of death prior to commencement of the SERP Benefit which is governed by
Section 6(a) or in the case of a Change of Control which is governed by Section 7, the Executive shall have the right, in a writing filed with the Committee, to elect (subject to the written consent of a married Executive's spouse in a form specified by the Committee) to have his SERP Benefit paid in the form of a single life annuity, providing for monthly benefits for the life of Executive, with payments ceasing upon Executive's death; provided, that such election is made and filed with the Committee at least one (1) year prior to the Executive's Qualifying Event. Such an election may be revoked by Executive at any time or from time to time by written notice filed with the Committee at least one (1) year prior to Executive's Qualifying Event.


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     (e) ACTUARIAL EQUIVALENCE. The normal form of SERP Benefit for an Executive who is not married at the time of a Qualifying Event shall be a single life annuity. The normal form of SERP Benefit for an Executive who is married at the time of a Qualifying Event shall be the Actuarial Equivalent of a single life annuity payable in the form of a joint and fifty percent (50%) survivor annuity.

     (f) VESTING OF SERP BENEFIT. An Executive's rights under this Plan to any SERP Benefit shall be fully vested and nonforfeitable, except as set forth in paragraph 2 hereof, solely upon the earliest of the: (i) completion of seven and one-half (7.5) years of full and consecutive employment with the Company or an Affiliate; (ii) occurrence of a Change of Control; or (iii) the expiration date of the CEO's employment agreement. Notwithstanding anything herein to the contrary, Executive shall not have any rights to a SERP Benefit in the event Executive is terminated by the Company or an Affiliate for Cause.

4.   REDUCTION FOR EARLY RETIREMENT OF EXECUTIVE.

     The SERP Benefit of an Executive who retires from the Company or an Affiliate before age 66 and after age 62 shall be reduced by seven percent (7%) per year prior to age 66 and shall be paid on the first of the month following the Qualifying Event.

5.   DISABILITY OF EXECUTIVE.

     (a) DISABILITY WHILE EMPLOYED. In the event that Executive becomes Disabled while employed by the Company or an Affiliate, he shall cease to accrue benefits under this Plan. Such Executive shall be entitled to retire and receive a SERP Benefit at age 66 under the terms of this Plan if he remains Disabled until age
66. If such Executive does not remain Disabled, any SERP Benefit to which he is eligible to receive hereunder or his right to participation hereunder shall be determined under the provisions of this Plan as of the date his Disability ceases. In the event that Executive is no longer disabled and he becomes reemployed by the Company or an Affiliate immediately following such Disability, then Executive: (i) shall begin to accrue benefits under this Plan from the date of reemployment; and (ii) shall not be entitled to any accruals during the period during which Executive was Disabled. Notwithstanding anything herein to the contrary, Executive's full and consecutive years of employment with the Company or an Affiliate prior to the Disability shall be added to Executive's full and consecutive years of employment with the Company or an Affiliate after the Disability for purposes of vesting under Section 3(f) of the Plan and for purposes of calculating the SERP Benefit under Section 3(b) of the Plan.

     (b) DEATH WHILE DISABLED. Death benefits, if any, shall be paid to the spouse of a Disabled Executive in accordance with Section 6.

6.   DEATH OF EXECUTIVE.

     (a) PRIOR TO COMMENCEMENT OF THE SERP BENEFIT. In the event of the death of Executive while he is employed by the Company or an Affiliate, his spouse to which he must have been married to for over one (1) year immediately prior to his death, shall be entitled to a

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monthly  single life  annuity  equal to fifty  percent  (50%) of the single life annuity to which Executive would have received if he had retired on his date of death payable beginning the first of the month following the date he would have attained age 66.

     (b) AFTER COMMENCEMENT OF THE SERP BENEFIT. In the event of the death of Executive after commencement of the SERP Benefit, Executive's spouse shall be entitled to a SERP Benefit solely to the extent provided under the form of benefit payable to Executive and elected (subject to spousal consent, if applicable) under Section 3 of the Plan.

     (c) Spousal benefits shall terminate upon remarriage of spouse.

7.   CHANGE OF CONTROL.

     Notwithstanding anything herein to the contrary, a Qualifying Event due to a Change of Control will result in a SERP Benefit, payable to Executive (or, in the case of death, Executive's spouse) in an Actuarial Equivalent single lump sum as soon as administratively feasible following the date of the Change of Control (but in no event later than the first of the month following the Change of Control), equal to the SERP Benefit calculated under Section 3(b) of the Plan. Without limiting the generality of the foregoing, an Executive or spouse who has commenced receiving payment of his SERP Benefit prior to a Change of Control, shall receive, upon a Change of Control, an Actuarial Equivalent single lump sum payment based on the remainder of the SERP Benefit that would have otherwise been paid under the Plan had the Change of Control not occurred.

     EXAMPLE 2  -

            $ 95,000        Maximum Annual Benefit
            X 6.5826        Lump Sum Conversion Factor (Based on Age 62)
             -------
            $625,347        Change of Control SERP Benefit

8.   FUNDING.

     (a) GENERAL ASSETS. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Executive, the Executive's spouse or any other person. All benefits and rights described under this Plan shall be and remain unsecured obligations of the Company. The Company may prefund all or any portion of such benefits or rights and may enter into a trust agreement solely for such purpose (a "grantor trust" under the Code); provided that the assets of any such trust fund shall be considered general assets of the Company and shall be subject to the claims of the Company's general creditors. None of the Executive, the Executive's spouse or any estate of such Executive or spouse shall have an interest, vested or otherwise, in any trust fund hereunder or a secured or preferred position with respect thereto or shall have any claim thereto other than as a general creditor of the Company.


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     (b)  CHANGE OF  CONTROL.  Any trust  hereunder  shall be  revocable  by the
Company until the occurrence of a Change of Control, at which time the trust, if any, shall become irrevocable.

9.   CONSTRUCTION OF AGREEMENT.

     (a) Any powers reserved by the Board under this Plan may be exercised by the Committee which shall have general responsibility for the administration and interpretation of the Plan including selection of participants, determinations of years of employment for purposes of this Plan, and compliance, if required, with reporting and disclosure rules of ERISA. Any determination or interpretation of the Board or the Committee with respect to the Plan shall be final, binding and conclusive on all persons.

     (b) If the Board shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness, accident or physical or mental incapacitation, is a minor, has died, or for any other reason shall be incapable of properly or legally receiving benefits to which he is entitled to under this Plan, then any SERP Benefit due him or his spouse may, if the Board so elects, be paid to his spouse. Any such payment shall be in complete discharge of the liability of the Company therefor.

     (c) Neither this Plan nor any action taken hereunder shall be construed as giving Executive the right to be retained or continue in the employ of the Company or an Affiliate or as evidence of any agreement by the Company or an Affiliate to employ Executive in any particular position or at any particular rate of remuneration or affect the right of the Company or an Affiliate to dismiss Executive.

     (d) The making of this Plan does not constitute or create an employment agreement between the Company or an Affiliate and Executive or give Executive any legal or equitable right against the Company or an Affiliate, its agents, or its successors or assigns, except as expressly provided by this Plan.

     (e) Any SERP Benefit payable under this Plan shall not be deemed salary or other compensation to Executive for the purpose of computing benefits to which Executive may be entitled under any pension or profit-sharing plan or other arrangement of the Company for the benefit of its employees nor shall anything contained herein affect any rights or obligations which Executive may have under any pre-existing agreement with the Company or an Affiliate.

     (f) Employment, compensation paid, and insurance or other disability, retirement, or death benefits or health plans to be taken into account under this Plan shall include employment, compensation paid, and insurance or other benefits or plans provided by any Affiliate or organization which Executive served at the request of the Company.


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



10.  ASSIGNMENT AND NONALIENATION OF SERP BENEFIT.

     (a) This Plan shall be binding upon and inure to the benefit of (i) the Company and its successors, assigns and any purchaser of either the Company or its assets; and (ii) Executive, his spouse, executors, administrators and legal representatives.

     No amount payable at any time under this Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be null and void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under this Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Board, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, in such manner and proportion as the Board may deem proper.

11.  ADMINISTRATION.

     (a) ADMINISTRATION OF PLAN. The Board and the Committee shall have full power and responsibility to administer this Plan. The Board may, in its sole discretion, appoint a committee, an agent or agents to carry out designated administrative functions.

     (b) LEGAL, ACCOUNTING, CLERICAL AND OTHER SERVICES. The Board may authorize one or more of its members, the Committee or the management of the Company to act on its behalf and may contract for legal, accounting, clerical and other services to carry out the purposes of this Plan. All expenses of the Board in this regard shall be paid by the Company.

     (c) CLAIMS PROCEDURE. The Committee shall be responsible for determining all claims for benefits under this Plan by Executive or his spouse. Within ninety (90) days after receiving a claim (or within up to one hundred eighty
(180) days, if the claimant is so notified, including notification of the reason for the delay), the Committee shall provide adequate notice in writing to any Executive or spouse whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. The Executive or spouse will be given an opportunity for a full and fair review by the Committee of the decision denying the claim. The Executive or spouse shall be given sixty (60) days from the date of the notice denying any such claim to request such review by written notice to the Committee. Within sixty (60) days after receiving a request for review, the Committee shall notify the claimant in writing of (i) its decision; (ii) the reasons therefor; and (iii) the Plan provisions upon which it is based. The Committee may at any time alter the claims procedure set forth herein, so long as the revised claims procedure complies with ERISA, and the regulations issued thereunder.

     (d) LIMITATION OF LIABILITY. No officer of the Company or member of the Committee, the Board or any of its authorized agents acting under this Plan shall be liable for any action

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



taken or omitted in good faith hereunder or for exercise of any power given hereunder or for the actions of other members of the Board or the Committee with regard to the Plan. As a condition precedent to the establishment of this Plan or the receipt of benefits hereunder, or both, such liability, if any, is expressly waived and released by Executive, his spouse and all persons claiming under or through Executive or his spouse. Such waiver and release shall be conclusively evidenced by the acceptance of any benefits under this Plan.

     (e) INDEMNIFICATION. Each officer of the Company or member of the Board or the Committee, whether or not acting under this Plan, shall be indemnified by the Company against expenses (other than amounts paid in a settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of performance of administrative functions and duties under this Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the officer or member of the Board or the Committee may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification pursuant to the by-laws of the Company.

12.  AMENDMENT AND TERMINATION.

     The Board has the right at any time and from time to time to amend or terminate (whether retroactively or otherwise) this Plan for any reason in any manner which does not reduce any benefit previously accrued hereunder.

13.  MISCELLANEOUS.

     (a) GOVERNING LAW. Except to the extent preempted by federal law, this Plan shall be governed by the laws of the Commonwealth of Pennsylvania from time to time in effect without regard to its conflict of law provisions.

     (b) WITHHOLDINGS. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of this Plan.


     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 11th day of December, 1997.


                                By:  /s/ Stephen E. Markert, Jr.

                                Title:  Vice President Finance



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